UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Doral Financial Corporation

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     Doral Financial Corporation (the “Company” or “Doral Financial”) published the advertisement below on June 26, 2007 in English in the San Juan Star and in Spanish in El Nuevo Dia and El Vocero. The Company also expects to publish the advertisement on June 28, 2007 in English in Caribbean Business.

ATTENTION: DORAL FINANCIAL SHAREHOLDERS
VOTE NOW FOR
THE PROPOSED $610 MILLION INVESTMENT IN DORAL FINANCIAL
ENSURE THAT DORAL FINANCIAL CAN HAVE THE POTENTIAL TO BENEFIT SHAREHOLDERS,
CUSTOMERS, AND PUERTO RICO
Doral Financial has entered into an agreement with Doral Holdings Delaware, LLC (“Holdings”), an entity formed by various private equity and other investors, under which Holdings will invest $610 million in Doral Financial. Upon completion, the investment and certain other transactions that are conditions to the investment will result in a needed recapitalization of Doral Financial. It will provide Doral Financial with the financial resources to repay its $625 million floating rate notes due July 20, 2007; to fund the previously announced settlement of the existing consolidated securities class action and shareholder derivative litigation; and to pay transaction expenses.
This necessary recapitalization will permit Doral Financial to move forward as a well-capitalized financial services institution in Puerto Rico with the potential to benefit shareholders and customers. It will enable existing shareholders, even though their percentage interest in the overall company will be lower as a result of the transaction, to continue to have an investment of value and to be able to participate in the future of a recapitalized Doral Financial, which would be fully focused on its long term strategic priority of growing profitably, and enhancing its market presence.
VOTE NOW FOR THE PROPOSED $610 MILLION
INVESTMENT RECAPITALIZATION TRANSACTION:
•	Doral Financial’s $625 million floating rate notes must be paid this July 20th, or Doral Financial will default. The Board of Directors has determined that the best course of action for preserving the value of Doral Financial’s equity is for shareholders to Vote Now For the Holdings proposed investment recapitalization transaction.

•	It is critical that Doral Financial and its shareholders be assured of a viable recapitalization by the time Doral must meet its financial obligations to holders of its $625 million notes due July 20, 2007.

•	A failure by shareholders to Vote For the Holdings recapitalization transaction will put the future of Doral Financial and the value of its common shares at risk. Similarly, not voting has the same effect as a vote against the recapitalization transaction and could have serious adverse consequences for the future potential of Doral Financial and the value of Doral Financial common shares.
The Doral Financial Board of Directors urges you to VOTE NOW FOR the proposed $610 million investment transaction with Holdings in order to assure that Doral Financial will be able to recapitalize, which would preserve the value of your equity in Doral Financial. Certain other shareholders, as previously reported, who collectively own approximately 10.7% of the outstanding common stock of Doral Financial, have agreed to vote in favor of the Holdings transaction, subject to customary conditions.
We believe the future of Doral Financial is bright, provided shareholders approve the Holdings transaction that will enable Doral Financial to repay the notes and its other pressing obligations.
Vote For the proposed $610 million investment recapitalization transaction today. We thank you for your support.
On behalf of the Board of Directors,
Dennis G. Buchert, Chairman of the Board

DORAL FINANCIAL SHAREHOLDERS ACT NOW TO PRESERVE YOUR ABILITY TO PARTICIPATE IN A NEWLY RECAPITALIZED DORAL FINANCIAL.
A FAILURE TO VOTE IS THE SAME AS A “NO” VOTE.
To be sure your shares are included in this important election, please: sign, date and return your proxy card with a vote “FOR” all items as soon as possible.
OR
Follow the instructions to vote by telephone or via the internet shown on the proxy card accompanying the proxy statement.
OR
If your shares are held in the name of a bank or broker, contact the person responsible for your account and direct them to vote “FOR” all items.
If you have any questions or would like assistance in voting your shares, please contact Innisfree M&A Incorporated, toll-free, at 1-888-750-5834. (Banks and brokers may call collect at 212-750-5833.)

You are also urged to read Doral Financial’s definitive proxy statement, which has been filed with the Securities and Exchange Commission and is available at www.sec.gov, because it contains important information.
Additional Information and Where to Find It
     INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE TRANSACTION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY DORAL FINANCIAL ON JUNE 18, 2007 BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement at the Internet worldwide website maintained by the Commission at http://www.sec.gov. In addition, documents filed by Doral Financial are available at the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20594. Investors and security holders may call the Commission at 1-800-SEC-0330 for further information on the public reference room. Free copies of all of Doral Financial’s filings with the Commission may also be obtained (without exhibits) by directing a request to or accessing www.doralfinancial.com.
Forward-Looking Statements
     Information set forth above contains forward-looking statements, which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future events or performance and that actual events and performance could differ materially from that contemplated by the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the transaction and the likelihood of satisfying the conditions thereto, and the future results of the Company following the recapitalization, if completed.
     The closing of the transaction is subject to a number of conditions. The following factors, among others, could cause actual events or results to differ from those set forth in the forward-looking statements: the risk that regulatory approvals of the transaction on the proposed terms will not be obtained on a timely basis, the risk that final court approval of the litigation settlement or consummation of that settlement will not occur on a timely basis, the risk that the Company will not be able to obtain shareholder approval, the risk that the sale of the New York branches on the contemplated terms and the receipt of regulatory approvals for Doral Bank FSB to pay the contemplated dividend of certain proceeds will not occur on a timely basis, the risk that the necessary regulatory approvals for the transfer to Doral Bank Puerto Rico of the mortgage servicing rights from Doral Financial on the contemplated terms will not be received on a timely basis, the risk that, because of adverse events affecting Doral or its business or otherwise, that one or more conditions to obligations of Holdings to make its investment will not be obtained, the risk that one of more of the investors will fail to fund their investment in Holdings and thus prevent Holdings from consummating its investment in the Company, the risk that the transaction or uncertainties with respect thereto could adversely affect customer relationships or otherwise adversely affect the Company or its business. Additional factors that may affect future results are contained in the Company’s annual report on Form 10-K for the year ended December 31, 2006 and quarterly report on Form 10-Q for the first quarter of 2007, which are available at the SEC’s web site at http://www.sec.gov.